                                                                     Exhibit 3.1

                                   FORM OF

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                         OF HOWMET INTERNATIONAL INC.

        Howmet International Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        1. The name of the Corporation is Howmet International Inc. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State was October 11, 1995, and the original name of the Corporation was Blade Acquisition Corp.

        2. This Amended and Restated Certificate of Incorporation amends and restates the Amended and Restated Certificate of Incorporation of this Corporation dated December 7, 1995, which amended and restated the Amended and Restated Certificate of Incorporation of this Corporation dated November 30, 1995, which amended and restated the original Certificate of Incorporation dated October 11, 1995.

        3. This Amended and Restated Certificate of Incorporation was duly approved and adopted by the Board of Directors of the Corporation at a meeting of the Board of Directors held on October 8, 1997 and by the stockholders of the Corporation by unanimous written consent dated October 8, 1997, in each case in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        4. The text of the Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:

                                   ARTICLE I

                                     NAME
                                     ----

        The name of the corporation (hereinafter referred to as the "Corporation") is:

                           Howmet International Inc.

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                                  ARTICLE II

                               REGISTERED OFFICE
                               -----------------

        The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                    PURPOSE
                                    -------

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

                                 CAPITAL STOCK
                                 -------------

        Section 4.1  The aggregate number of all classes of stock which the
        -----------
Corporation shall have authority to issue is 410,000,000 shares, consisting of two classes of stock:

        (a) 400,000,000 shares of common stock with a par value of $.01 per share (the "Common Stock"); and

        (b) 10,000,000 shares of preferred stock with a par value of $.01 per share (the "Preferred Stock").

        Section 4.2  No holder of shares of the Corporation of any class, now
        -----------
or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any share of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation; provided, however, that
                                                        --------  -------
in connection with the issuance or sale of any such shares or securities, the Board of Directors of the Corporation may, in its sole discretion, offer such shares or securities, or any part thereof, for purchase or subscription by the holders of shares of the Corporation, except as may otherwise be provided by this Certificate of Incorporation as from time to amended; and provided,
                                                               --------
further, that the Board of Directors may, in its sole discretion, grant
-------
preferential or preemptive rights to subscribe for or purchase shares of capital stock of the Corporation to Thiokol Corporation, a Delaware corporation ("Thiokol"), or any of its subsidiaries in respect of shares of Common Stock held by Thiokol or any such subsidiary.

        Section 4.3  At all times, each holder of Common Stock of the
        -----------
Corporation shall be entitled to one vote for each share of common stock held by such stockholder standing in the name of such stockholder on the books of the Corporation.

        Section 4.4  (a)  Shares of Preferred Stock may be issued from time to
        -----------
time in one or more series as may be determined by the Board of Directors. Subject to this Certificate of Incorporation, the Board of Directors is authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such additional series, to increase or decrease (but not below the number of shares of such series then outstanding and that may be required to pay stock dividends) the number of shares of any such additional series subsequent to the issue of shares of that series. Authorized and unissued shares of Preferred Stock may be issued with such designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions on such rights, as the Board of Directors may authorize by resolutions duly adopted prior to the issuance of any shares of a series of Preferred Stock. No provision of this paragraph may be amended without the vote of a majority of the Preferred Stock.

        (b) Of the 10,000,000 shares of Preferred Stock which the Corporation shall have authority to issue, 15,000 shall be designated "9.0% Series A Senior Cumulative Preferred Stock," and shall have the following preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions:

        1.  Certain Definitions.
            -------------------

        Unless the context otherwise requires, the terms defined in this Paragraph 1 shall have, for all purposes of this Section 4.4(b), the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

        "Affiliate" or "Affiliates" as applied to any Person, means any Person
         -------------------------
     directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling,"

     "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

        "Beneficial Ownership" shall have the meanings given to these terms or
         --------------------
     words in Rules 13(d)(3) and 13(d)(5) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

        "Business Day" shall mean a day other than a Saturday, a Sunday or any
         ------------
     other day on which banking institutions in New York, New York are authorized or obligated by law to close.

        "Common Equity" shall mean all shares now or hereafter authorized of
         -------------
     any class of common stock of the Corporation, however designated, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

        "Delinquent Mandatory Redemption Price" shall mean, with respect to
         -------------------------------------
     each share of Series A Preferred Stock, $10,000 (adjusted for stock splits, subdivisions, combinations and similar transactions), plus an amount equal to $10,000 multiplied by the number or fraction of a share of Series A Preferred Stock representing accrued and unpaid PIK Dividends in respect of such share of Series A Preferred Stock (adjusted for stock splits, subdivisions, combinations and similar transactions), plus an amount thereon accruing from the Mandatory Redemption Date relating thereto at the Increasing Rate.

        "Holding" shall mean Thiokol Holding Company, a Delaware corporation.
         -------

        "Increasing Rate" shall mean, with respect to any obligation, an
         ---------------
     annual rate equal to eleven percent (11%), compounded quarterly.

        "Initial Issue Date" shall mean the date that shares of Series A
         ------------------
     Preferred Stock were first issued by the Corporation.

        "Junior Stock" shall mean, for purposes of Paragraph 2 below, Common
         ------------
     Equity and any class or series of capital stock of the Corporation, however designated, which is not entitled to receive any dividends unless all dividends required to have been paid or declared and set apart for payment on the Series A Preferred Stock shall have been so paid or declared and set apart for payment or the Series A Preferred Stock has been redeemed, and for purposes of Paragraph 3 below, shall mean Common Equity and any class or series of capital stock of the Corporation, however designated, which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series A Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

        "Liquidation Price" shall mean $10,000 per share of Series A Preferred
         ------------------
     Stock, plus an amount equal to $10,000 multiplied by the number or fraction of a share of Series A Preferred Stock representing accrued and unpaid PIK Dividends in respect of such share of Series A Preferred Stock, adjusted for stock splits, subdivisions, combinations and similar transactions.

        "Mandatory Redemption Date" shall have the meaning set forth in
         -------------------------
     subparagraph 4(a) below.

        "Mandatory Redemption Obligation" shall have the meaning set forth in
         -------------------------------
     subparagraph 4(c) below.

        "Optional Redemption Date" shall have the meaning set forth in
         ------------------------
     subparagraph 5(a) below.

        "Person" shall mean and include natural persons, corporations, limited
         ------
     partnerships, general partnerships, limited liability partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

        "PIK Dividends" shall mean the "paid-in-kind" dividends as set forth
         -------------
     in Paragraph 2 below.

        "PIK Dividend Payment Date" shall mean the 13th day of each March,
         -------------------------
     June, September and December, commencing March 13, 1996, in each year during the PIK Dividend Payment Period.

          "PIK Dividend Payment Period" shall mean the period from, and
           ---------------------------
     including, the Initial Issue Date to, but not including, the date the Series A Preferred Stock is redeemed and the redemption price is paid in full.

          "PIK Dividend Period" shall mean the period from, and including, the
           -------------------
     Initial Issue Date, to, but not including, the first PIK Dividend Payment Date and thereafter, each quarterly period, including any PIK Dividend Payment Date to, but not including, the next PIK Dividend Payment Date.

          "PIK Record Date" shall mean the date that is ten business days prior
           ---------------
     to any PIK Dividend Payment Date.

          "Quarterly Per Share PIK Dividend Amount" shall mean a fraction of one
           ---------------------------------------
     share of Series A Preferred Stock equal to nine percent (9.0%) per annum of one share, divided by four (e.g., 2.25% per quarter), of the Series A Preferred Stock.

          "Redemption Price" shall mean, with respect to each share of Series A
           ----------------
     Preferred Stock, $10,000 plus an amount equal to $10,000 multiplied by the fraction of a share of Series A Preferred Stock representing accrued and unpaid PIK Dividends in respect of such share of Series A Preferred Stock, adjusted for stock splits, subdivisions, combinations and similar transactions.

          "Subsidiary" shall mean any corporation, association partnership,
           ----------
     limited partnership, limited liability partnership, limited liability company, business trust or other business entity of which 50% or more of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Corporation or one or more of the other subsidiaries of the Corporation or a combination thereof.

          2.  Dividends.
              ---------
          (a) The record holders of Series A Preferred Stock on each PIK Record Date shall receive on each PIK Dividend Payment Date during the PIK Dividend Payment Period per share dividends in additional fully paid and nonassessable shares of Series A Preferred Stock legally available for such purpose (such dividends being herein called "PIK Dividends"). PIK
                                                  -------------
     Dividends shall be paid by delivering to the record holders of Series A Preferred Stock a number of shares of Series A Preferred Stock (which number of shares shall be rounded to the nearest one thousandth of a share) equal to (i) the number of shares of Series A Preferred

     Stock held by such holder on the applicable PIK Record Date, multiplied by
                                                                  -------------
     (ii) the Quarterly Per Share PIK Dividend Amount. Any additional shares of Series A Preferred Stock issued pursuant to this Paragraph shall be governed by this resolution and shall be subject in all respects, except as to the date of issuance and date from which PIK Dividends accrue and cumulate as set forth below, to the same terms as the shares of Series A Preferred Stock originally issued hereunder.

          (b) Prior to each PIK Record Date immediately preceding each PIK Dividend Payment Date, the Board of Directors of the Corporation shall declare PIK Dividends on the Series A Preferred Stock in accordance with Paragraph 2(a) above, payable on the next PIK Dividend Payment Date. PIK Dividends on shares of Series A Preferred Stock shall accrue on a daily basis at a rate per annum equal to nine percent (9%) of one share of Series A Preferred Stock, cumulated quarterly (based on the assumption of a 360 day year composed of twelve 30 day months and four 90 day quarters), and be cumulative from the date of issuance of such shares through the PIK Dividend Payment Period. PIK Dividends shall be payable in arrears during the PIK Dividend Payment Period on each PIK Dividend Payment Date, commencing on the first PIK Dividend Payment Date, and for shares issued as PIK Dividends, commencing on the first PIK Dividend Payment Date after such shares are issued. If any PIK Dividend Payment Date occurs on a day that is not a Business Day, any accrued PIK Dividends otherwise payable on such PIK Dividend Payment Date shall be paid on the next succeeding Business Day. PIK Dividends shall be paid to the holders of record of the Series A Preferred Stock on each PIK Dividend Payment Date as their names shall appear on the share register of the Corporation on the PIK Record Date immediately preceding such PIK Dividend Payment Date. PIK Dividends on PIK Dividends that are in arrears for any past PIK Dividend Periods shall accumulate as if the earlier PIK Dividends were issued as provided above, and shall be accrued. Unpaid dividends may be declared and paid at any time to holders of record on the PIK Record Date therefor.

          (c) So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Stock any dividends or distributions whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock), nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the

     Corporation or any of its Subsidiaries, nor shall any monies be paid or made available for a sinking fund for any purchase or redemption not permitted by the foregoing.

          (d) In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series A Preferred Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series A Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled.

          (e) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time if such declaration or payment shall be restricted or prohibited by law.

          3.   Distributions Upon Liquidation, Dissolution or Winding Up.
               ---------------------------------------------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, before any payment or distribution shall be made to the holders of Junior Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash, or, if the Corporation does not have sufficient cash on hand to pay such amounts, property of the Corporation at its fair market value as determined by the Board of Directors of the Corporation, the Liquidation Price per share of Series A Preferred Stock. No holder shall be entitled to payment until such holder has delivered certificates for the Series A Preferred Stock held by such holder and instruments acceptable to the Corporation transferring title to such shares, or shall have delivered a duly executed affidavit of lost certificate to the Corporation.

          (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Price for each share of the Series A Preferred Stock, then the assets of the Corporation shall be ratably distributed among the holders of Series A Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. The consolidation or merger of the Corporation into or with another corporation or corporations that is not a wholly-owned Subsidiary of the Corporation, or the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another Person that is not a wholly-owned Subsidiary of the Corporation shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Paragraph 3.

          4.   Mandatory Redemption by the Corporation.
               ---------------------------------------

          (a) The Corporation shall redeem, on the date (the "Mandatory Redemption Date") that is the earlier of (i) ten years after the Initial Issue Date or (ii) immediately prior to a merger, consolidation or sale of assets of the Corporation that is deemed to be a liquidation under Paragraph 3(b) above, all of the then outstanding shares of Series A Preferred Stock at the Redemption Price.

          (b) Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including as a result of redemption, shall (upon compliance with any applicable provisions of law) have the status of authorized and unissued shares of the class of preferred stock of the Corporation undesignated as to series, and may be redesignated and reissued as part of any series of preferred stock of the Corporation; provided, however, that no such issued and reacquired shares of Series A Preferred Stock shall be reissued as Series A Preferred Stock.

          (c) If on the Mandatory Redemption Date the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series A Preferred Stock required to be redeemed on such date pursuant to Paragraph 4(a) (the "Mandatory Redemption Obligation"), the Corporation
                          -------------------------------
     shall redeem on such Mandatory Redemption Date the number of shares of Series A Preferred Stock which it is able to redeem, ratably among the holders of Series A Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all shares of Series A Preferred Stock required to be redeemed on such date were redeemed. In such a case, the remainder of the Redemption Price payable but not paid at the Mandatory Redemption Date shall be converted into the Delinquent Mandatory Redemption Price and shall be discharged as soon as the Corporation is able to discharge such Delinquent Mandatory Redemption Price out of funds legally available therefor.

          (d) Notice of any redemption shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to any Mandatory Redemption Date, by registered mail, postage prepaid, return receipt requested, and facsimile transmission, if known to the Corporation to be available at the office of the recipient, to all holders of record of the Series A Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Mandatory Redemption Date; (ii) the Redemption Price;
     (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the Mandatory Redemption Date. Upon the mailing of any such notices of redemption, the Corporation shall become obligated to redeem at the time of redemption specified therein all shares called for redemption.

          (e) If notice has been mailed in accordance with subparagraph 4(d) above, and provided that, on or before the Mandatory Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be, available therefor, then, from and after the Mandatory Redemption Date, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease, irrespective of whether any certificates for shares called for redemption have been surrendered to the Corporation. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the Corporation at the Redemption Price and no holder of shares called for redemption shall be entitled to receive payment of the Redemption Price therefor until such surrender to the Corporation has been accomplished or a duly executed affidavit of lost certificate shall have been delivered to the Corporation. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof (so long as such certificate is issued to the holder).

          (f) Any funds deposited with a bank or trust company for the purpose of redeeming Series A Preferred Stock and interest thereon shall be irrevocable except that any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Mandatory Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings accruing after return to the Corporation. Interest and earnings accruing prior thereto on such deposited funds will be paid to the stockholders whose Series A Preferred Stock is being redeemed pro rata in accordance with the number of shares being redeemed.

          (g) Notwithstanding anything to the contrary herein, no Series A Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

          (h) Notwithstanding anything to the contrary herein, no redemption need be made by the Corporation on any Mandatory Redemption Date if prior to such date holders of a majority of the outstanding shares of Series A Preferred Stock shall have waived in writing their right to a redemption on such Mandatory Redemption Date.

          5.   Optional Redemption.
               -------------------

          (a) To the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem, at any time after the Initial Issue Date, all or any portion of the then outstanding shares of Series A Preferred Stock at the Redemption Price. The date selected for such redemption in accordance with this Paragraph 5 shall be referred to as the "Optional Redemption Date."
      ------------------------

          (b) In the case of a partial redemption of the outstanding Series A Preferred Stock in accordance with this Paragraph 5, shares of Series A Preferred Stock shall be redeemed pro rata in accordance with each holder's ownership of Series A Preferred Stock.

          (c) Notice of any redemption shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to any Optional Redemption Date, by registered mail, postage prepaid, return receipt requested and facsimile transmission, if known to the Corporation to be available at the office of the recipient, to all holders of record of the Series A Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Optional Redemption Date; (ii) the Redemption Price;
     (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the Optional Redemption Date. Upon the mailing of any such notices of redemption, the Corporation shall become obligated to redeem at the time of redemption specified therein all shares called for redemption.

          (d) If notice has been mailed in accordance with subparagraph 5(c) above, and provided that, on or before the Optional Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be, available therefor, then, from and after the Optional Redemption Date, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease, irrespective of whether any certificates for shares called for redemption have been surrendered to the Corporation. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the Corporation at the Redemption Price and no holder of shares called for redemption shall be entitled to receive payment of the Redemption Price therefor until such surrender to the Corporation has been accomplished or a duly executed affidavit of lost certificate shall have been delivered to the Corporation. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof (so long as such certificate is issued to the holder).

          (e) Any funds deposited with a bank or trust company for the purpose of redeeming Series A Preferred Stock and interest thereon shall be irrevocable except that any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Optional Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings accruing after return to the Corporation. Interest and earnings accruing prior thereto on such deposited funds will be paid to the stockholders whose Series A Preferred Stock is being redeemed, pro rata in accordance with the number of shares being redeemed.

          (f) Notwithstanding anything to the contrary herein, no Series A Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

          6.   Voting Rights.
               -------------

          (a) Holders of shares of Series A Preferred Stock shall have no voting rights, except as may be required by law or as otherwise set forth in this Paragraph 6.

          (b) In addition to any vote or consent of stockholders required by law, the affirmative consent of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock at the time outstanding (voting as a single class), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          (i) Any amendment, alteration or repeal of any of the provisions of this Certificate of Incorporation or the by-laws of the Corporation which affects the voting powers, preferences and relative, participating, optional and other special rights of the holders of shares of Series A Preferred Stock; and

          (ii) Any authorization, issuance or creation of, or increase in the amount of, any class (or any security of any class) with preferences on dividend and liquidation rights pari passu with or senior to those of holders of Series A Preferred Stock.

     (c) If the Company has not redeemed all of the Series A Preferred Stock on the Mandatory Redemption Date, the holders of shares of Series A Preferred Stock, voting separately as a class and without cumulative voting, shall thereupon be entitled to elect (i) if Holding and its Affiliates then own all or substantially all of the Common Stock (as adjusted for reclassifications and substitutions) initially issued to Holding for $98,000,000, the minimum number of directors of the Corporation so that the number so elected, plus the number of directors, if any, that Holding and its Affiliates, voting together, then have the power to elect by voting such Common Stock, constitute a majority of the Board of Directors or (ii) otherwise, two directors. Upon election, such directors shall become additional directors of the Corporation and, immediately prior to or upon election, the authorized number of directors of the Corporation shall be automatically increased by such number of additional directors.

     (d) Whenever the voting rights under Paragraph 6(c) shall have vested, such right may be exercised without a meeting by the written consent of the number of shares of Preferred Stock necessary to elect the directors thereby elected, or at a special meeting of the holders of Series A Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors. Such right of the holders of Series A Preferred Stock to elect directors may be exercised until all such stock has been redeemed.

     (e) At any time when the voting rights described in Paragraph 6(c) shall have vested in the holders of shares of Series A Preferred Stock and if such right shall not already have been initially exercised, the Secretary of the

Corporation shall, upon the written request of holders of record of at least ten percent (10%) of the shares of Series A Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Series A Preferred Stock. Such meeting shall be held in accordance with Delaware law at the earliest practicable date at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within thirty (30) days after personal service of such written request upon the Secretary of the Corporation, or within thirty
(30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least ten percent (10%) of the shares of Series A Preferred Stock then outstanding may designate in writing a holder of Series A Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be in accordance with Delaware law at a place designated by such holder. Nothing in this Paragraph 6(d) shall affect the right of holders of the Preferred Stock to take action by written consent and without a meeting.

     (f) If any director so elected by the holders of shares of Series A Preferred Stock shall cease to serve as a director before such director's term shall expire, the holders of shares of Series A Preferred Stock then outstanding may, at the special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place will be vacant.

     (g) In any matter in which holders of shares of Series A Preferred Stock may vote, including any action by written consent, each share of Series A Preferred Stock shall be entitled to one (1) vote (except as expressly provided herein or as may be required by law).

     (h) Except as required by law, the holders of Series A Preferred Stock shall not be entitled to elect directors as provided in this Paragraph 6, the directors so elected by the holders of the Series A Preferred Stock shall cease to be directors, and the size of the Board of Directors shall be reduced by the number of directors elected by the holders of Series A Preferred Stock immediately following the time that all outstanding shares of the Series A Preferred Stock shall have been redeemed or shall have been called for redemption upon proper notice and sufficient funds shall be deposited in trust as provided above to effect such redemption.

     (i) A majority of the Board of Directors may, at any time after holders of the Series A Preferred Stock become entitled to vote, call or notice meetings of the Board of Directors at such time and place as they specify. At all such times, a majority of the Board of Directors shall constitute a quorum and all then existing committees of the Board of Directors may be dissolved by a majority of the Board of Directors.

     7.  Exclusion of Other Rights.
         -------------------------

     Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences and relative, participating, optional or other special rights, other than those specifically set forth this Certificate of Incorporation.

     8.  Severability of Provisions.
         --------------------------

     If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Incorporation is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Incorporation which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     9.  Bylaws.
         ------

     No Bylaw of the Corporation may be inconsistent with, limit in any way, or conflict with any of the foregoing provisions.

                                   ARTICLE V

                 CONDUCT OF CERTAIN AFFAIRS OF THE CORPORATION
                 ---------------------------------------------


          Section 5.1  In anticipation of the possibility that the Corporation
          -----------
and Thiokol (as defined below) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Thiokol (including possible service of officers and directors of Thiokol as officers and directors of the Corporation), the provisions of this Article V are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Thiokol and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

          Section 5.2  Thiokol shall have no duty to refrain from engaging in
          -----------
the same or similar activities or lines of business as the Corporation, and neither Thiokol nor any officer or director thereof (except as provided in Section 5.3 below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Thiokol. In the event that Thiokol acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Thiokol and the Corporation, Thiokol shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Thiokol pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

          Section 5.3  In the event that a director or officer of the
          -----------
Corporation who is also a director or officer of Thiokol acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and Thiokol, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

                    (a) A corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of Thiokol, shall belong to the Corporation;

                    (b) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of Thiokol shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as a director of the Corporation, and otherwise shall belong to Thiokol; and

                    (c) a corporate opportunity offered to any person who is an officer of both the Corporation and Thiokol shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as an officer of the Corporation, and otherwise shall belong to Thiokol.

          Section 5.4  Any person purchasing or otherwise acquiring any interest
          -----------
in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article V.

          Section 5.5  For purposes of this Article V only:
          -----------

                    (a) A director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the By-Laws of the Corporation), unless such person is a full-time employee of the Corporation; and

                    (b) The term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests. The term "Thiokol" shall mean Thiokol Corporation, a Delaware corporation, and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, as defined in accordance with this paragraph) in which Thiokol beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

          Section 5.6  Anything in this Certificate of Incorporation to the
          -----------
contrary notwithstanding, (a) the foregoing provisions of this Article V shall expire on the date that Thiokol ceases to beneficially own Common Stock representing at least 20% of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote in the election of directors and no person who is a director or officer of the Corporation is also a director or officer of Thiokol; and (b) in addition to any vote of the stockholders required by law, until the time that Thiokol ceases to beneficially own Common Stock representing at least 20% of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote in the election of directors, the affirmative vote of the holders of more than 80% of the total voting power of all such classes of outstanding capital stock of the Corporation shall be required to alter, amend or repeal in a manner adverse to the interests of Thiokol, or adopt any provision adverse to the interests of Thiokol and inconsistent with, any provision of this Article V. Neither the alteration, amendment or repeal of this Article V nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article V shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article V, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                                   ARTICLE VI

                                     BYLAWS
                                     ------

          In furtherance and not in limitation of the power conferred by statute, but subject to the provisions of this Certificate of Incorporation, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

                                  ARTICLE VII

                             LIABILITY OF DIRECTORS
                             ----------------------

          No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

          If the Delaware General Corporation Law is amended to authorize corporate actions further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The Corporation may adopt such provisions with respect to indemnification of directors, officers or employees of the Corporation, consistent with this Article VII, as may be set forth from time to time in the Bylaws of the Corporation or a resolution adopted by the Board of Directors.

                                  ARTICLE VIII

                     STOCKHOLDER ACTION BY WRITTEN CONSENT
                     -------------------------------------

          Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted; and provided, however, that on and after
                                         --------  -------
the date on which Thiokol and its affiliates cease to beneficially own 50% or more of the total voting power of all classes of capital stock entitled to vote in the election of directors, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

                                   ARTICLE IX

          Election of directors need not be by written ballot unless, subject to the other provisions of this Certificate of Incorporation, the Bylaws of the Corporation shall so provide.

                                   ARTICLE X

          The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware, this Certificate of Incorporation or the resolution of the Board of Directors establishing any class of Preferred Stock as long as any shares of that class are outstanding. All rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, the undersigned officer of Howmet International Inc. has duly executed this Certificate as of this ___ day of ____________, 1997.


                                        HOWMET INTERNATIONAL INC.


                                        By:
                                           ---------------------
                                           Name:
                                           Title: